EXHIBIT 99(h)

Minutes of the Special Meeting of the

Board of Director(s)

of

PGI ENERGY FUND I SERIES- 2010, INC

The special meeting of the Board of Directors of the above captioned Corporation was held on the date, time and at the place set forth in the written Waiver of Notice signed by all the Directors, fixing such time and place, and prefixed to the minutes of this meeting.

All of the Director(s) named in the Formation Document were present and participated throughout the meeting.

Marcellous S. McZeal acted as Chairman, and acted as Secretary.

The Chairman called the meeting to order and announced that a quorum was present. The Chairman presented these documents to the meeting and upon motion duly made, seconded and unanimously adopted; they were approved and ordered to be filed in the minute book as part of the permanent records of the Corporation.

1)	Adopt Disclosure Committee Charter

2)	Board Resolution Appointing Audit Committee

3)	Board Resolution Appointing Disclosure Committee

4)	Board Approval to Submit Registration Statement Form 10 to SEC and all relevant information to become a public corporation

5)	Board Members completion of D & O Questionnaire and approval to file with SEC

Marcellous S. McZeal: Chief executive Officer

Marcellous S. McZeal: Secretary

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, the same was adjourned.

Director Signature	Director Signature

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Affix Corporation Seal below:

Banking Resolution of the Board of Director(s)

of

PGI ENERGY FUND I SERIES- 2010, INC

We, the undersigned, being all of the Directors of the Corporation, do hereby agree and consent to adopt this Banking resolution as of the date below and further

RESOLVE that the Corporation shall establish one or more deposit accounts in the Corporation name with the following Bank (the “Bank”) and to transact Corporation business at any bank branch convenient to the Corporation.

Name of Bank: CHASE BANK and IBC BANK

RESOLVED FUTHER that the following Officer(s) is/are individually authorized to the extent allowed by the Corporation Bylaws or Resolution to transact business with said Bank on behalf of the Corporation.

Authorized Officers: Marcellous S. McZeal

Upon motion duly made, seconded and unanimously carried, it was resolved that the Banking Resolution be approved and adopted.

The Corporation Seal is hereby affixed and the resolution is annexed into the minutes of the Corporation.

Dated:

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Affix Corporation Seal below:

Consent to Action Taken in Lieu of the Organizational

Meeting of the Board of Director(s)

of

PGI ENERGY FUND I SERIES- 2010, INC

The undersigned being all of the Directors of the above captioned Corporation hereby consent to and ratify the action taken to organize the Corporation as hereafter stated:

The Formation Document(s) of the Corporation were filed with the appropriate state authority in the State of formation. A State certified copy of these documents was filed in the minute book as part of the permanent records of the Corporation.

Bylaws for the regulation and management of the affairs of the Corporation were adopted and placed in the minute book as part of the permanent records of the Corporation.

The Directors were authorized from time to time to issue the authorized shares of the Capital stock of the Corporation in accordance with the Bylaws of the Corporation.

The form of minute book, stock certificate representing shares of the Corporation and corporation seal were approved, adopted and filed in the minute book as part of the permanent records of the Corporation.

The persons whose names appear below were appointed Officers of the Corporation to serve until their qualified successors are appointed or elected:

CEO:	Marcellous S. McZeal	Vice-President:
Secretary:	MARCELLOUS S. MCZEAL	Treasurer: MARCELLOUS S. MCZEAL

The persons named on the Banking Resolution were authorized to open a bank account on behalf of the Corporation at any branch of the Bank named in said resolution.

Dated: JUNE 10,2010 at 1:00pm

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Affix Corporation Seal below: